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                                                                 Exhibit 99-(e)

                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT

         The Distribution Agreement, between The GCG Trust ("the Trust") and Directed Services, Inc. ("DSI" or the "Distributor"), dated June 14, 1996, is hereby amended and restated as of the 26th day of February, 2002.

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended`(the "1940 Act"), securities of which are registered under the Securities Act of 1933, as amended ("1933 Act"); and

         WHEREAS, the Trust is authorized to issue shares of beneficial interest (the "Shares") in separate portfolios, or "series" with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Trust currently offers shares in multiple classes, such classes together with all other classes subsequently established by the Trust with respect to which the Trust desires to retain the Distributor to render services hereunder and with respect to which the Distributor is willing so to do, being herein collectively referred to as the "classes."

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

         1. Appointment of the Distributor. The Trust hereby appoints DSI as exclusive Distributor of the Shares of the Series on the terms and for the period set forth in this Agreement, and DSI hereby accepts such appoinkent and agrees to render the services and undertake the duties'set forth herein.

         2.       Duties of Distributor.

         (a) In performing its duties as Distributor, DSI will act in conformity with the Prospectus of the Trust (the "Prospectus") included in the Trust's Regis%tion Statement on Form N-1A under the 1933 Act and the 1940 Act, as filed with the Securities and Exchange Commission and as amended or supplemented fiom time to time, and with the instructions and directions of the Board of Trustees of the Trust, the requirements of the 1933 Act, the 1940 Act, and all other applicable federal and state laws and regulations.

         (b) DSI agrees to hold itself available to receive orders for the purchase or redemption of the Shares of the Series and will accept or reject such orders on behalf of the Trust in accordance with the provisions of the Prospectus and any instructions receidd from the Trust, and will transmit such orders as are so accepted to the Trust's transfer agent promptly for processing at the Shares' net asset value next determined in accordance with the Prospectus and any instructions received from the Trust.

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         (c) The Distributor will not use any sales literature which has not been previously approved by an officer of the Trust.

         (d) DSI shall not be obligated to sell any certain number of Shares. Shares shall be sold without a sales charge. Fees may be paid to DSI in connection with the sale of some or all classes of Shares pursuant to Schedule A hereto.

         3. Distributor's Agreements with Broker-Dealers. DSI is authorized to enter into agreements with broker-dealers registered as such upder the Securities Exchange Act of 1934 who will solicit applications for sales of variable insurance products, the proceeds of which will be invested in the Trust, whereby DSI may permit such broker-dealers, among other things, to distribute copies of the Prospectus for the Trust under terms and conditions deemed appropriate by DSI.

         4. Expenses of Distributor. During the term of this Agreement, DSI will bear all its expenses in complying WITH this Agreement, including the following expenses:

         (a) costs of sales presentations, mailings, advertising, and any other marketing efforts by DSI in connection with the distribution or sale of the Shares; and

         (b) any compensation paid to employees of DSI in connection with the distribution or sale of the Shares.

         5. Expenses of Trust. The Trust shall bear all of its other expenses, including, but not limited to:

         (a) preparation and setting in type of its reports, proxies and prospectuses and printing and distributing reports, proxies and prospectuses and other communications to existing shareholders;

         (b) registration of the Trust's Shares with the Securities and Exchange Commission and the securities commission of any state if deemed appropriate by officer of the Trust; and

         (c) qualification of the Trust's Shares for sale in jurisdictions deemed appropriate by an officer of the Trust.

         6. Liability of Distributor. DSI shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

         7. Agent of Trust. Any person, even though also an officer, employee or agent of DSI, who may be or become an officer, trustee, employee or agent of the Trust shall be deemed, when rendering services to the Trust or acting in any business of the Trust, to be rendering such

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services to or acting solely for the Trust and not as an officer, partner, employee or agent or one under the control or direction of DSI even though paid by DSI.

         8. Duration and Termination. This Agreement shall take effect on the date of its execution and shall continue in effect, unless sooner terminated as provided herein, for two years from such date and shall continue fiom year to year thereafter so long as such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (AS defined in the 1940 Act) of any such party, cast IN person at a meeting called for the purpose of voting on such approval, and (b) either by a majority of the entire Board of Trustees of the Trust or by a majority vote (as defined in the Prospectus) of the shareholders of the Trust; provided, however, that this Agreement may be terminated without penalty by the Board of Trustees of the Trust or by a majority vote of the shareholders of the Trust on 60 days' written notice to DSI; or by DSI at any time, without payment of any penalty, on 60 days' written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment (as described in the 1940
Act).

         9. Notices. Notices of any kind to be given to DSI by the Trust shall be in writing and shall be duly given if mailed, first class postage prepaid, or delivered to DSI, 1475 Dunwoody Drive, West Chester, PA 19380, or at such other address or to such individual as shall be specified by DSI to the Trust. Notices of any KIND to be given to the Trust shall be in writing and shall be duly given if mailed, first class postage prepaid, or delivered to 1475 Dunwoody Drive, West Chester, PA 19380, or at such other address or to such individual as shall be specified by the Trust.

         10. Exclusivity. The Distributor shall have exclusive rights under this Agreement to distribute the Shares of the Series on`he terms and for the period set forth in this Agreement. How&er, the Trust shall not be deemed to have exclusive rights to the services of the Distributor under this Agreement, and the Distributor shall be fiee to render similar services or other services to others so long as its services hereunder are not impaired thereby.

         11. Reports. The Distributor shall prepare reports to thf: Board of Trustees of the Trust showing such information as fiom time to time shall be reasonably requested by the Board or as are required of the Distributor by applicable laws and regulations.

         12. Independent Contractor. The Distributor shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way or otherwise be deemed AN agent of the Trust. It is understood and agreed that the Distributor, by separate agreement with the Trust, may also serve the Trust in other capacities.

         13.      Miscellaneous.

         (a) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

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         (b) This Agreement shall be governed by the laws of the state of
Delaware, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Securities Exchange Act of 1934, or any rule or order of the Securities and Exchange Commission.

         (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

         (d) The Amended and Restated Agreement , and Declaration of Trust establishing the Trust (the "Declaration"), a copy of which is on file IN the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name "The GCG Trust" refers to the Trustees under the Declaration collectively as trustees and not as individuals or personally, and that- no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                                DIRECTED SERVICES, INC.

ATTEST:________________________                 By: /s/ [ILLEGIBLE]
                                                    ----------------------------

TITLE:_________________________                 TITLE: [ILLEGIBLE]

                                                THE GCG TRUST

ATTEST:________________________                 BY: /s/ [ILLEGIBLE]
                                                    ----------------------------

TITLE:_________________________                 TITLE: Secretary


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                                   SCHEDULE A

Distribution fees in the amount of 0.25% based on average net assets may be paid to Directed Services, Inc. as described in the attached Amended and Restated Distribution Agreement, for the Class A Shares of the following Series of the GCG Trust:

           Equity Income Series (formerly, Multiple Allocation Series) Fully Managed Series
           Limited Maturity Bond Series
           Hard Assets Series
           Real Estate Series
           Liquid Asset Series
           Capital Appreciation Series
           Van Kampen Growth and Income Series (formerly,
           Rising Dividends Series)
           Value Equity Series
           Strategic Equity Series
           Capital Guardian SMALL Cap Series (formerly, Small Cap Series) Mid-Cap Growth Series
           Total Return Series
           Research Series
           Capital Growth Series (formerly, Growth & Income Series) Growth Series (formerly, Value + Growth Series)
           Core Bond Series (formerly, Global Fixed Income Series) Developing World Series
           International Equity Series
           Investors Series
           Diversified Mid-Cap Series
           Asset Allocation Growth Series
           Special Situations Series
           Janus Growth and Income Series (formerly,
           Growth and Income Series)
           Internet Tollkeeper(SM) Series.
           High Yield Series*
           Managed Global Series
           All Cap Series
           Large Cap Value Series
           Fundamental Growth Focus Series*
           Focus Value Series*
           Global Franchise Series*
           Equity Growth Series*
           J.P. Morgan Fleming Small Cap Equity Series*
           International Enhanced EAFE Series*

* These Series have not commenced operations as of February 26,2002.